EXHIBIT 26 (a)(i)

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PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Action by Executive Committee of
Board of Directors by Unanimous Consent

Pursuant to Section 9 of Article II of the By-Laws of Pruco Life Insurance

Company of New Jersey, a New Jersey corporation, the undersigned being all of the regular members of the Executive Committee of the Board of Directors of such corporation, hereby consent to and adopt the following resolutions:

R-56

Election of Officers

RESOLVED, that Mr. George E. Hartz, Jr. is hereby elected as a Vice

President of the Company, effective December 26, 1983 and Mr. Meyer Okun is hereby elected as a Vice President of the Company, effective January 2,
1984.

R-57

Establishment of Separate Account

RESOLVED, that, subject to the approval of the Commissioner of
Insurance of the State of New Jersey, the Company hereby establishes, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, a
variable contract account to be designated initially as the "Pruco Life

Variable Appreciable Account" (hereinafter in these resolutions referred to as the "Account"); and

FURTHER RESOLVED, that the Company shall receive and hold in the
Account amounts arising from (i) purchase payments received made pursuant to certain Variable Appreciable Life Insurance Contracts ("Variable
Contracts") of the Company sold as part of its Variable Appreciable Life
Insurance Program ("Program") and (ii) such assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under Variable Contracts and lodged in the Account, and such amounts and the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such
Variable Contracts, in shares of the Pruco Life Series Fund, Inc., an open-end diversified management investment company of the series type, at the net asset value of such shares at the time of acquisition; and

FURTHER RESOLVED, that the Account shall be registered as a unit investment trust under the Investment Company Act of 1940, and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange
Commission a

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registration statement, on behalf of the Account, as registrant, under the Investment Company Act of 1940 ("Investment Company Act Registration"),

and to sign and file, or cause to be filed, an application, including any amendments thereto, for an order under Section 6(c) of the Investment

Company Act of 1940 for such exemptions from the provisions of that Act as may be necessary or desirable ("Investment Company Act Application"); and

FURTHER RESOLVED, that the Company shall as part of its Program sell

Variable Contracts on a variable basis and that the proper officers of the

Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission, on behalf of the
Company, as issuer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration of the offering and sale of such

Variable Contracts, to the extent they represent participating interests in the Account, under the Securities Act of 1933 ("Securities Act
Registration") and to pay the registration fees required in connection therewith; and

FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act Registration,

Investment Company Act Application and Securities Act Registration as they may find necessary or advisable from to time; and

FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to such Investment Company Act
Registration, Investment Company Act Application and Securities Act

Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto; and

FURTHER RESOLVED, that the Senior Vice President and General Counsel of the Company is appointed agent of the Company to receive any and all notices and comunications from the Securities and Exchange relating to such

Investment Company Act Registration, Investment Company Act Application,

and Securities Act Registration and any and all amendments thereof; and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable to the Company's Program; and

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FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them.

January 13, 1984

/s/ JOHN J. MARCUS
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John J. Marcus

/s/ JOSEPH J. MELONE
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Joseph J. Melone

/s/ RICHARD A. YORKS
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Richard A. Yorks